UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 10, 2015

Exact Name of Registrant as Specified in Its Charter:	CalAmp Corp.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue
Oxnard, CA 93030

Registrant's Telephone Number, Including
Area Code:	(805) 987-9000

Former Name or Former Address,
if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On December 10, 2015, CalAmp Corp. (the “Company”) issued a press release updating its outlook for the fiscal 2016 third quarter ended November 30, 2015 and the full year ending February 29, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 2.02, including the accompanying Exhibit 99.1 of this Current Report, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On December 10, 2015, the Company issued a press release announcing its offer to acquire all of the outstanding common stock of LoJack Corporation “(LoJack”) for $5.50 per share in cash. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Also on December 10, 2015, the Company issued a press release responding to LoJack’s announced strategic alternatives process. A copy of this press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit
No.	Description
99-1	Press release issued on December 10, 2015 updating the Company’s outlook for the fiscal 2016 third quarter ended November 30, 2015 and the full year ending February 29, 2016

99-2	Press release issued on December 10, 2015 announcing the Company’s offer to acquire all of the outstanding common stock of LoJack Corporation for $5.50 per share in cash

99-3	Press release issued on December 10, 2015 providing the Company’s comments on LoJack’s announced strategic alternatives process

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CalAmp Corp.

December 11, 2015	By:	/s/ Richard Vitelle
Date		Richard Vitelle,
Executive Vice President & CFO
(Principal Financial Officer)